Exhibit 10.45

THIRD MODIFICATION AGREEMENT

THIS THIRD MODIFICATION AGREEMENT (“Agreement”) is dated to be effective as of the 4th day of May, 2009 (“Effective Date”), by and between each of the undersigned Lenders (“Lenders”); MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation in its capacity as Agent (“Agent”) for the Lenders; LECROY CORPORATION, a Delaware corporation (“Borrower”); CATALYST ENTERPRISES, INC., a California corporation, COMPUTER ACCESS TECHNOLOGY CORPORATION, a Delaware corporation, LECROY LIGHTSPEED CORPORATION, a Delaware corporation (collectively, “Guarantors,” and together with the Borrower, collectively, “Obligors”).

RECITALS

The Lenders have extended credit accommodations to the Borrower in accordance with the terms of a Credit Agreement dated to be effective as of March 30, 2007, as amended (as the same may be amended, modified, extended, renewed, restated, supplemented, or replaced from time to time, “Credit Agreement”) and the terms of the other “Loan Documents,” as such term is defined in the Credit Agreement. The Guarantors have guaranteed to the Credit Parties (as such term is defined in the Credit Agreement) the repayment and performance of all existing and future obligations of the Borrower to the Credit Parties pursuant to Guaranty Agreements dated as of March 30, 2007 (as the same may be amended, modified, extended, renewed, restated, supplemented or replaced from time to time, collectively, Guaranties”). Any capitalized terms used herein without definition which are defined in, or defined by reference to the Credit Agreement shall have the meanings thereby assigned.

The parties hereto have entered into this Agreement in order to amend certain provisions of the Credit Agreement as set forth below, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

Section 1. Acknowledgment And Reaffirmation Of Obligations. The Obligors acknowledge and affirm that: (a) each of the Loan Documents is the valid and binding obligation of each of the Obligors that is a signatory thereto; (b) the Loan Documents are enforceable in accordance with all stated terms; (c) the Obligors have no defenses, claims of offset, or counterclaims against the enforcement of the Loan Documents in accordance with all stated terms.

Section 2. Amendment and Modification of Credit Agreement.

a. The following definitions set forth in Section 1.01 of the Credit Agreement (captioned “Defined Terms”) are hereby amended as follows:

1. The definition of “Applicable Rate” is hereby amended to replace the pricing grid set forth therein with the following pricing grid:

Tier Level	Senior Leverage Ratio	Applicable Rate for Adjusted Base Rate Borrowings	Applicable Rate for Eurodollar Borrowings	Applicable Rate for Commitment Fees	Applicable Rate for LC Issuance Fees
1	≥ 2.50	2.750%	3.750%	0.500%	3.750%
2	≥ 2.00 < 2.50	2.500%	3.500%	0.350%	3.500%
3	≥ 1.50 < 2.00	2.250%	3.250%	0.300%	3.250%
4	≥ 1.00 < 1.50	2.000%	3.000%	0.250%	3.000%
5	< 1.00	1.750%	2.750%	0.250%	2.750%

2. The definition of “Base Rate” is hereby amended and restated in its entirety as set forth below:

“Base Rate” means, for any day, the fluctuating rate per annum equal to the highest of (a) the Prime Rate for such day, (b) the Federal Funds Rate in effect on such day plus fifty (50) Basis Points, and (c) the rate equal to one-month LIBOR Rate applicable to such date. Any change in the Base Rate due to a change in the Prime Rate or, the Federal Funds Rate shall be effective on the opening of business on the day specified in the public announcement of such change in the Prime Rate or the Federal Funds Rate.

3. The definition of “LIBOR Rate” is hereby amended and restated in its entirety as set forth below:

“LIBOR Rate” means, with respect to any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided that in no event shall the LIBOR Rate be a rate less than one and one-half percent (1.50%) per annum. If for any reason such rate is not available, the term “LIBOR Rate” shall mean, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBOR Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%), and provided further that in no event shall the LIBOR Rate be a rate less than one and one-half percent (1.50%) per annum.

b. Section 7.04 of the Credit Agreement (captioned “Investments, Loans, Advances, Guarantees and Acquisitions”) is hereby amended by amending and restating clause “(d)” thereof in its entirety as set forth below:

(d) Acquisitions (whether by purchase of stock or assets, merger or consolidation) by the Borrower and/or its Subsidiaries not otherwise permitted by this Section, provided that: (i) such acquisition shall be within the same industry and line of business as that conducted by, or contemplated to be conducted by, the Borrower and/or the Subsidiaries on the Effective Date; (ii) the aggregate consideration of all acquisitions entered into by the Borrower and/or the Subsidiaries in any Fiscal Year shall not exceed Ten Million Dollars ($10,000,000.00); (iii) the Borrower shall furnish the Agent with written notice of such acquisition not less than thirty (30) days prior to the closing of such acquisition together with copies of all definitive documentation and financial information of the person being acquired as such documentation and financial information is available; (iv) in the event any acquisition is of Capital Stock, the Borrower shall, pursuant the Security Agreements, grant to the Agent a first security interest in all of the Capital Stock of such new Subsidiary if such new Subsidiary is a Domestic Subsidiary, and sixty-six percent (66%) of the Capital Stock of such new Subsidiary if such new Subsidiary is a Material Foreign Subsidiary, and each new Subsidiary shall, at the time it becomes a new Subsidiary, execute such certifications, opinions, resolutions and documents as the Agent may reasonably require (consistent with the requirements of this Agreement) to cause such new Subsidiary (if a Domestic Subsidiary) to execute and deliver a Guaranty Agreement and to cause such new Subsidiary to execute and delivery, or become a party to, the Security Agreements in order for such new Subsidiary to grant to the Agent a first security interest in the assets of such new Subsidiary, subject to the Permitted Encumbrances; (v) the board of directors of the Person being acquired shall have approved the acquisition; and (vi) the Borrower shall have delivered to the Agent a certificate of a Financial Officer of the Borrower demonstrating that, on a pro forma basis, after giving effect to such acquisition, (1) the Borrower would be in compliance with Sections 7.12, 7.13, 7.14 and 7.15 (such covenants to be determined as if such acquisition had been consummated on the first day of the period for which such covenants are being calculated) and (2) no Default or Event of Default shall or would exist;

c. Section 7.14 of the Credit Agreement (captioned “Fixed Charge Coverage Ratio”) is hereby amended and restated in its entirety as set forth below:

Section 7.14 Fixed Charge Coverage Ratio.

The Borrower will not permit the Fixed Charge Coverage Ratio as of the end of each fiscal quarter for the four fiscal quarter period ending on such day to be less than the following amounts during the following periods of time:

Period	Ratio
01/01/09 through 06/30/09	1.75:1.00
07/01/09 through 12/31/09	1.15:1:00
01/01/10 through 06/30/10	1.50:1.00
07/01/10 and thereafter	2.25:1.00

d. Section 7.16 of the Credit Agreement (captioned “Amendments to Convertible Senior Notes, Indenture and Seller Notes; Prepayment of Convertible Senior Notes or Seller Notes”) is hereby amended and restated in its entirety as set forth below:

Section 7.16 Amendments to Convertible Senior Notes, Indenture and Seller Notes; Prepayment of Convertible Senior Notes or Seller Notes. The Borrower will not agree to any amendments to the Indenture, the Convertible Senior Notes or the Seller Notes. The Borrower will not redeem or repurchase any Convertible Senior Notes prior to October 20, 2011 or prepay any principal, premium or interest upon the Convertible Senior Notes or the Seller Notes prior to any stated payment or maturity date; except that, in the absence of any continuing Defaults or Events of Default, the Borrower may redeem, repurchase, or prepay principal amounts outstanding under the Convertible Senior Notes, provided that, after giving effect to each such redemption, repurchase, or prepayment transaction:

(a) the total of all amounts redeemed, repurchased, or prepaid under the Senior Convertible Notes will not exceed a face amount of Fifty Million Dollars ($50,000,000.00) in the aggregate (including the Twenty-Two Million Dollars ($22,000,000.00) previously permitted);

(b) cash paid to repurchase the Convertible Senior Notes will not exceed Twenty-Six Million Dollars ($26,000,000) in the aggregate (including the Eleven Million Nine Hundred Sixty Thousand Seven Hundred Fifty Dollars ($11,960,750) previously paid);

(c) prior to and immediately after giving effect to any redemption, repurchase or prepayment the Borrower will (i) maintain consolidated cash balances of not less than Four Million Dollars ($4,000,000), (ii) the Senior Leverage Ratio shall not exceed 2.25 to 1.00 (based on the most recently submitted officer’s compliance certificate), and (iii) the aggregate amount of outstanding Revolving Loans, Swingline Loans, and LC Obligations shall not exceed Twenty-Five Million Dollars ($25,000,000); and

(d) no Defaults or Events of Default would then exist.

Section 3. Obligors’ Representations And Warranties. As an inducement to the Credit Parties to enter into this Agreement and to agree to the modifications provided for herein, each of the Obligors makes the following representations and warranties to the Credit Parties and acknowledges the justifiable reliance of the Credit Parties thereon:

Section 3.1. Authority And Good Standing. Each Obligor: (a) has the power to enter into this Agreement and any related documents and to perform all of its obligations hereunder and thereunder; (b) has duly authorized the entry into and performance of this Agreement and all related documents; and (c) is in good standing in the state of its organization and is qualified to do business and is in good standing in all other states in which it transacts business.

Section 3.2. No Violations. The execution, delivery, and performance of this Agreement by the Obligors will not immediately, or with the passage of time, the giving of notice, or both: (a) violate any laws or result in a default under any contract, agreement, or instrument to which any Obligor is a party or by which any Obligor or any properties of any Obligor are bound; or (b) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Obligors.

Section 3.3. Accuracy Of Information. All information and data submitted by or on behalf of the Obligors in connection with this Agreement and the transactions contemplated herein, is true, accurate and complete in all material respects as of the date made and contains no knowingly false, incomplete or misleading statements.

Section 3.4. Pending Proceedings. There are no actions, suits or proceedings pending against any of the Obligors, the adverse determination of which would be likely to have a Material Adverse Effect. No judgments have been entered against the Obligors which result in an Event of Default under Section 8.01(k) of the Credit Agreement.

Section 3.5. Events of Default. The Obligors have no actual knowledge of any Events of Default.

Section 4. Other Loan Documents. Each of the Obligors hereby ratifies and confirms all of the Loan Documents to which it is a party, after giving effect to this Agreement, and the amendment and modification of the Credit Agreement.

Section 5. Further Assurances. Each of the Obligors agrees to execute and deliver to the Agent such other and further documents as may, from time to time, be reasonably requested by the Agent in order to execute or enforce the terms and conditions of this Agreement, the Credit Agreement, or any of the other Loan Documents.

Section 6. Amendment Fee. The Borrower agrees to pay to the Agent for the benefit of each Lender signing this Agreement an amendment fee (collectively, “Amendment Fee”) in an amount equal to one quarter of one percent (0.25%) of the stated principal amount of each such signing Lender’s respective Revolving Commitment. The Amendment Fee shall be due and payable on the Effective Date, and shall be deemed to have been fully earned by each respective Lender upon payment.

Section 7. Reimbursement Of Expenses Of Agent. The Obligors agree to reimburse to the Agent promptly upon receipt of an invoice therefor, all reasonable expenses incurred by the Agent in connection with the negotiation and preparation of this Agreement and all other expenses incurred by the Agent as of that date in connection with the consummation of the transactions and matters described herein and as otherwise incurred by the Agent in the administration of the Loans, including without limitation all reasonable attorneys’ fees and reasonable consultant’s fees incurred by the Agent. Thereafter, the Obligors shall promptly reimburse the Agent upon the request of the Agent for all reasonable expenses incurred by the Agent in connection with the administration of the Loans and the Loan Documents.

Section 8. No Novation; No Refinance. It is the intent of each of the parties that nothing contained in this Agreement shall be deemed to effect, accomplish, or otherwise constitute a novation of the Credit Agreement or any of the Loan Documents, or of any of the Loans or the other Obligations, or to be a refinance of any of the Loans or the other Obligations. Each of the Obligors reaffirms and ratifies all Liens previously granted by it to the Credit Parties in accordance with the Loan Documents.

Section 9. Enforceability. This Agreement shall inure to the benefit of and be enforceable against each of the parties and their respective successors and assigns.

Section 10. Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This Agreement shall be construed, performed and enforced, and its validity and enforceability determined in accordance with, the laws of the State of New York (“Governing State”) (excluding, however, conflict of laws principles). Each of the parties irrevocably consents to the non-exclusive jurisdiction of any State court of the Governing State located in New York City, and any United States District Court sitting in New York City, and any appellate court from any thereof. Each of the parties agrees that venue shall be proper in any State court of the Governing State located in New York City or in any United States District Court sitting in New York City, and waives any right to object to the maintenance of a suit in any of such state or federal courts of the Governing State on the basis of improper venue or of inconvenience of forum.

Section 11. RELEASE. IN ORDER TO INDUCE THE CREDIT PARTIES TO ENTER INTO THIS AGREEMENT, EACH OF THE OBLIGORS FOREVER RELEASES AND DISCHARGES EACH OF THE CREDIT PARTIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS AND DAMAGES (INCLUDING CLAIMS FOR ATTORNEYS’ FEES AND COSTS) WHICH ANY OF THE OBLIGORS, JOINTLY OR SEVERALLY, EVER HAD OR MAY NOW HAVE AGAINST ANY OF THE RELEASED PARTIES FOR ANY CLAIMS ARISING OUT OF OR RELATED IN ANY WAY TO THE OBLIGATIONS, THE LOAN DOCUMENTS, THIS AGREEMENT OR THE

ADMINISTRATION THEREOF, WHETHER KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY AND ALL CLAIMS BASED UPON OR RELYING ON ANY ALLEGATIONS OR ASSERTIONS OF DURESS, ILLEGALITY, UNCONSCIONABILITY, BAD FAITH, BREACH OF CONTRACT, REGULATORY VIOLATIONS, NEGLIGENCE, MISCONDUCT, OR ANY OTHER TORT, CONTRACT OR REGULATORY CLAIM OF ANY KIND OR NATURE. THIS RELEASE IS INTENDED TO BE FINAL AND IRREVOCABLE AND IS NOT SUBJECT TO THE SATISFACTION OF ANY CONDITIONS OF ANY KIND.

Section 12. Counterparts And Delivery. This Agreement may be executed and delivered in counterparts, and shall be fully enforceable against each signatory, even if all designated signatories do not actually execute this Agreement. This Agreement, and the signatures to this Agreement, may be delivered via facsimile.

Section 13. Waiver of Jury Trial. All parties to this agreement waive the right to a trial by jury in any action brought to enforce or construe this Agreement or which otherwise arises out of or relates to this Agreement or the transactions contemplated herein.

[Signatures Begin On The Following Page]

Signature Page To Third Modification Agreement:

IN WITNESS WHEREOF, the parties have executed this Agreement with the specific intention of creating a document under seal to be effective as of the date first above written.

BORROWER:
WITNESS/ATTEST:	LECROY CORPORATION, A Delaware Corporation

/s/ Lourdes A. Tedesco	By:	/s/ Sean B. O’Connor Sean B. O’Connor, Vice President-Finance

GUARANTORS:

WITNESS/ATTEST:	CATALYST ENTERPRISES, INC., A California Corporation

/s/ Lourdes A. Tedesco	By:	/s/ Sean B. O’Connor Sean B. O’Connor, Vice President-Finance

COMPUTER ACCESS TECHNOLOGY CORPORATION, A Delaware Corporation

/s/ Lourdes A. Tedesco	By:	/s/ Sean B. O’Connor Sean B. O’Connor, Vice President-Finance

LECROY LIGHTSPEED CORPORATION, A Delaware Corporation

/s/ Lourdes A. Tedesco	By:	/s/ Sean B. O’Connor Sean B. O’Connor, Vice President-Finance

[Signatures Continued On The Following Page]

Signature Page To Third Modification Agreement – Continued:

AGENT:
WITNESS/ATTEST:	MANUFACTURERS AND TRADERS TRUST COMPANY, A New York Banking Corporation, In Its Capacity As Agent For The Lenders

	By:	/s/ Manufacturers and Traders Trust Company

LENDER:
WITNESS/ATTEST:	MANUFACTURERS AND TRADERS TRUST COMPANY, A New York Banking Corporation, In Its Capacity As A Lender

	By:	/s/ Manufacturers and Traders Trust Company

[Signatures Continued On The Following Page]

Signature Page To Third Modification Agreement – Continued:

LENDER:

WITNESS/ATTEST:	CAPITAL ONE, NATIONAL ASSOCIATION, Successor to North Fork Bank, in its capacity as a Lender

	By:	/s/ Capital One, National Association